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Exhibit 21
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               SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
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The subsidiaries of Huntington Bancshares Incorporated, as of February 1, 1999,
are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries, 41 South High Ltd.**, The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Fourteen Corporation, Airbase Realty Holding Company (Indiana), Airbase Realty Company, HNB Clearing, Inc., National Returns Clearinghouse, Ltd.**, The Check Exchange System Co.**, Thirty-Seven Corporation, Vehicle Reliance Company, Huntington Trade Services, Inc., Huntington Trade Services, Asia, Limited (Hong Kong), CyberMark L.L.C. (Delaware)**, FMB Insurance Agency, Inc. (Michigan), Huntington Insurance Agency, Inc. (Kentucky), The Bank of Winter Park Mortgage Company (Florida), Huntington Title Services, Inc. (Michigan), Huntington Title Services, Inc. (West Virginia), and Huntington Merchant Services L.L.C. (Delaware)**, Huntington Insurance Agency Services, Inc., Huntington Insurance Agency, Inc. (Michigan), Huntington Property and Casualty Insurance Agency, Inc., and Huntington Life Insurance Agency, Inc.


CB&T Capital Investment Company, Inc. (West Virginia)

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

The Huntington National Life Insurance Company (Arizona)**

Huntington Bancshares Ohio, Inc.

Huntington Bancshares Florida, Inc.

The Huntington Service Company

The Huntington Community Development Corporation

Security First Technologies Corporation (Delaware) and its direct subsidiary, Security First Technologies, Inc. (Kentucky)*

Money Station, Inc.**

Heritage Service Corporation

Huntington Capital I (Delaware)

Huntington Capital II (Delaware)

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Superior Financial Corporation (Michigan)

First Michigan Life Insurance Company (Arizona)

The Huntington Capital Investment Company

The Huntington Real Estate Investment Company

* - Huntington owns less than a 5% voting interest in Security First Technologies Corporation, which owns 100% of Security First Technologies, Inc.; however, Huntington is deemed by the Federal Reserve Board to have a controlling interest in Security First Technologies, Inc.

** - Less than 100% owned.

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